Exhibit 15.2

March 21, 2019

Tax Opinion Regarding the Distribution of Alcon Inc.

Ladies and Gentlemen:

We have acted as counsel for Novartis AG, an Aktiengesellschaft organized under the laws of Switzerland (“Novartis”), in connection with the distribution of all of the stock of Alcon Inc., an Aktiengesellschaft organized under the laws of Switzerland (“Alcon”), held by Novartis to holders of Novartis shares on a pro rata basis (the “Distribution”) as further described in a registration statement filed by Alcon with the Securities and Exchange Commission (“SEC”) on Form 20-F (File No. 001-31269) under the Securities Exchange Act of 1934 (the “Registration Statement”). All capitalized terms used but not defined in this opinion shall have the meanings set forth in the Registration Statement. References to any document include all schedules and exhibits thereto.

In rendering our opinion we have examined and relied upon, with your consent, (i) the Registration Statement; (ii) a representation letter, dated the date hereof, delivered to us by Novartis in connection with this opinion; (iii) the IRS Ruling and the request for the IRS Ruling and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, our opinion assumes and is expressly conditioned on the initial and continuing effectiveness and validity of the IRS Ruling and cannot be relied upon if the IRS Ruling is revoked or amended in whole or in part in any material respect.

In addition, we have assumed, with your consent, that (i) all signatures are genuine, all natural persons are of legal capacity, all documents submitted to us are authentic originals, or if submitted as duplicates or certified or conformed copies that they faithfully reproduce the originals thereof; (ii) to the extent we have not been provided with an executed version of any document we have examined and relied upon, such document has been or will be executed in a form substantially similar in all material respects to the last draft reviewed by us; (iii) all representations and statements set forth in such documents are and will be true, correct and complete as of the date hereof and the completion of the Distribution; (iv) any representation or statement qualified by belief, knowledge, materiality or any similar qualification is true, correct and complete without such qualification; and (v) all events described in such documents that are expected, planned or intended to occur or not occur will in fact occur or not occur, as applicable, and all obligations imposed on any party by any such document have been or will be performed or satisfied in accordance with their terms.

Our opinion is based on statutory, regulatory and judicial authority existing as of the date hereof, any of which may be changed at any time with retroactive effect. A change in applicable law may affect our opinion. In addition, our opinion is based solely on the documents that we have examined and the facts and assumptions set forth above. Any variation or difference in such documents or inaccuracies of such assumptions may affect our opinion. Our opinion cannot be relied upon if any of our assumptions are inaccurate in any material respect. We assume no responsibility to inform you of any subsequent changes in the matters stated or represented in the documents described above or assumed herein or in statutory, regulatory and judicial authority and interpretations thereof. Our opinion is not binding upon the IRS or any court, and there is no assurance that the IRS or a court will not take a contrary position. We express our opinion only as to those matters specifically addressed herein, and no opinion has been expressed or should be inferred as to the tax consequences of the Distribution or any related transactions under any state, local or foreign laws or with respect to other areas of U.S. Federal taxation. We are members of the Bar of the State of New York, and we express no opinion as to any law other than the Federal law of the United States of America.

Based upon and subject to the foregoing and to the assumptions and limitations set forth herein and in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Spin-Off”, and assuming that the Distribution is consummated as described in the Registration Statement, we hereby confirm that the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences of the Spin-Off” represents our opinion as to the matters set forth therein.

We hereby consent to the filing of this opinion with the SEC as Exhibit 15.2 to the Registration Statement.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Novartis AG

Lichtstrasse 35

4056 Basel, Switzerland